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                                                                    EXHIBIT 10.8


                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT is entered into effective as of February 6, 2003, between Chris LaFont ("Executive") and KIRKLAND'S, INC., a Tennessee corporation with principal offices in Jackson, Tennessee (the "Company").

                                     RECITAL

         Executive and the Company desire to memorialize Executive's employment with the Company as Senior Vice President/General Merchandise Manager, for the Kirkland's retail stores (the "Stores"). The parties have agreed concerning the terms of Executive's employment.

         NOW, THEREFORE, in consideration of the premises and the parties' mutual covenants, it is agreed:

         1. Employment; Scope of Duties. The Company hereby employs Executive, and Executive accepts employment as Senior Vice President of Merchandising/General Merchandise Manager. Executive shall report to the Chief Executive Officer of the Company, and shall perform those duties as from time to time assigned by the Chief Executive Officer of the Company.

         2. Term. The term of this Agreement shall commence on the Effective Date hereinafter provided and continue until terminated as provided herein.

         3. Compensation. As base compensation for the services rendered hereunder to the Company, Executive shall be paid an annual base salary of $240,000, paid twice monthly, in arrears. In addition, for 2003, Executive shall be eligible for an annual bonus of 50% of base salary. The bonus criteria shall be determined by the Company and approved by the Board of Directors Compensation Committee. The base salary amount will be reviewed annually by the Chief Executive Officer and the Board of Directors. The Chief Executive Officer will review the bonus, as a percentage of base salary, annually in accordance with the Company's Management Bonus Plan. Executive's base salary shall not be reduced below the amount set forth in this Employment Agreement, unless such reduction is generally applicable to the senior management group of the Company.

Executive is also eligible for "family coverage", subject to applicable caps on the Company's contribution to the premium as from time to time established by the Company, under any group health insurance policy from time to time in force, having such benefits as from time to time provided by the Company in its absolute discretion, together with the maximum life insurance coverage available for senior executives of the Company under such policy (up to such limit as from time to time set by the Company in the Company's absolute discretion). Executive understands and agrees that it is Executive's responsibility to promptly fill out and submit any insurance application(s) necessary for such coverage and that the Company has no control over the assigned effective date of the coverage or the requirement by the insurer for medical "underwriting". The Company shall have no liability resulting from denial of coverage by the


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insurer or for the denial of one or more claims thereunder. Executive is solely responsible to make valid claims for benefits thereunder in order to generate benefits due and owing.

Executive shall have such other benefits as from time to time provided by the Company in the Company's absolute discretion, including but not limited to paid vacation. Executive is entitled to four (4) weeks of paid vacation in 2003, and four (4) weeks of paid vacation each year thereafter. Accrued but unused vacation may not be carried over to a subsequent calendar year and will not be payable upon any termination of employment.

         4. Expense Reimbursement. Executive shall be reimbursed for those reasonable expenses (as determined by the Company in accordance with then existing policies) necessarily incurred by Executive in the performance of the duties herein as are specifically approved by the Company and as verified by vouchers, receipts, or other evidence of expenditure and business necessity as from time to time required by the Company.

         5. Other Employment; Conduct. Executive agrees to devote all working time and efforts to performing the duties required hereunder so as to maximize the sales volume and profitable operation of the Stores. Executive shall not engage in other employment or become involved in other business ventures requiring Executive's time, absent the prior written consent of the Chief Executive Officer of the Company. Executive shall at all times conduct such duties and his personal affairs in a manner that is satisfactory to the Company and so as to not in any manner injure the reputation of or unfavorably reflect upon the Kirkland's organization or any Store or element thereof or any member thereof or third persons or entities connected therewith.

         6. Confidentiality. Executive understands and agrees that the information used by Executive in the performance of duties hereunder is proprietary to the Company and the Stores and represents, in the specific areas of vendor relations, inventory procurement and management, inventory distribution, marketing and sales, and store operations, highly confidential and valuable information (collectively "Information"), the loss of which would be economically injurious to the Company and the Stores. Accordingly, in consideration of this Agreement, and the vendor/supplier contacts, industry/product information, and work experience provided to Executive by reason hereof, Executive agrees not to divulge in any manner, at any time during the term of this Agreement or during the Extended Restriction Period, for any purpose, for any consideration, whether financial or otherwise, to any person or entity, any of the Information. As used herein, the term "Extended Restriction Period" means a period of three years after the end of the term of this Agreement, but the Extended Restriction Period shall be extended for the period, if any, that Executive is in default under the restrictions in this Agreement. The provisions of this Section 6 shall survive the termination of this Agreement.

         7. Restrictive Non-Competition Covenant. In order to allow Employer to enforce the confidentiality provisions of Section 6 of this Agreement, Executive agrees that during the term hereof and for the Extended Restriction Period, Executive will not, directly or indirectly, own, manage, operate, control, be employed by, participate in, lend money, advise or furnish services or information of any kind (including consulting services) to, be compensated in any manner by, or be connected in any way with the management, ownership, operation or control of any business similar to the type of retail business conducted by the Company or as operated by


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the Stores during the term of this Agreement, at the time of termination of this
Agreement, or during the Extended Restriction Period. Executive understands and acknowledges that the type of retail business conducted by the Company is national in scope, and the Company's business competition is typically national or regional chain retail operations (including "big box" operators, discounters, and "specialty stores" operating in malls, strip centers, and freestanding locations) specializing in or having a substantial inventory mix involving gifts and home decor, including but not limited to decorative accessories, home furnishings, and related items.

During the term hereof and for the Extended Restriction Period, Executive agrees to (a) notify any prospective employer of the existence of this restrictive non-competition covenant, and (b) notify the Company of Executive's commencement of employment with any other employer, along with the identity of such new employer.

The foregoing restrictive non-competition covenant is limited as follows: (i) if the Company is sold to an individual or entity, other than the Company going public through an initial stock offering or the sale and purchase of the Company's stock on a public exchange, such restrictive non-competition covenant shall cease one year after the date of the sale; (ii) if the Company is the subject of a voluntary or involuntary bankruptcy proceeding, such restrictive non-competition covenant shall not apply if such proceeding is not dismissed or the Company emerges from such proceeding with a court-approved plan of operation within one year from the date such proceeding is initiated; (iii) the employment of Executive by a department store group or a vendor who is not at any time engaged in the operation of "home decor" or "gift" retail stores (either directly or through any ownership interest) shall not be deemed a violation of such restrictive non-competition covenant if the Company gives its prior written approval for such employment; and (iv) the employment of Executive either within or without the "home decor and gift" sector (either directly or through any ownership interest) shall not be deemed a violation of such restrictive non-competition covenant if the Company gives its prior written approval for such employment. The employment of Executive in accordance with (iii) or (iv) above shall be referred to herein as "Approved Employment." The provisions of this Section 7 shall survive the termination of this Agreement.

         8. Covenant Not to Hire Company Employees. During the term of this agreement and for the Extended Restriction Period, Executive agrees not to enter into or engage in any discussion or negotiation, or assist in such actions to encourage or cause present employees of the Company to disassociate their employment relationship with the Company and induce such present employees to go into the employment of any other entity. The provisions of this Section 8 shall survive the termination of this Agreement.

         9.       Termination.

         (a) Termination Rights. The Company may terminate Executive's employment hereunder at any time for Cause (as defined below), and either the Company or Executive may terminate Executive's employment here under upon 120 days written notice without Cause. Upon termination, Executive shall be entitled only to such compensation and benefits described in this Section 9. The Company will, in any event, have such rights and remedies as may be available to it under this Agreement, at law, in equity (to include injunctive relief) or otherwise,


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for any breach by the Executive of any material provision of this Agreement. The provisions of this Section 9 shall survive the termination of Executive's employment hereunder, or the termination of this Agreement.

As used herein, the term "Cause" means the occurrence of any of the following, as determined in good faith by the Board of Directors of the Company: (i) the death of Executive; (ii) any physical or mental condition reasonably expected to or which does prevent the Executive from performing any essential element of his job for more than 90 days; (iii) alcohol abuse or use of controlled drugs (other than in accordance with a physician's prescription); (iv) illegal conduct or gross misconduct of Executive which is materially and demonstrably injurious to the Company, its affiliates or subsidiaries including, without limitation, fraud, embezzlement, theft or proven dishonesty in the course of his employment;
(v) conviction of a misdemeanor involving moral turpitude or a felony; or (vi) the entry of a guilty or nolo contendere plea to a misdemeanor involving moral turpitude or a felony.

         (b) Termination For Cause. If the Company terminates the Executive's employment for Cause, the Company's obligation to the Executive will be limited solely to the payment of accrued and unpaid annual salary and benefits through the date of such termination. All salary and benefits will cease at the time of such termination, subject to the terms of any benefits or compensation plans then in force and applicable to Executive, and the Company shall have no further liability or obligation hereunder by reason of such termination; provided, however, the provisions of Sections 6, 7, and 8 herein shall continue in full force and effect for the Extended Restriction Period.

          (c) Company Terminates Executive Without Cause; No Approved Employment. If the Company terminates the Executive's employment by the Company without Cause, the Executive shall be entitled to payment of his full salary in the manner provided in paragraph 3 above, as set forth herein for a period of three (3) years after such termination (the "Extended Payment Period"), unless and until Executive commences Approved Employment in accordance with paragraph 7 above. In addition, if the Executive has not accepted Approved Employment, the Company will pay to Executive the same amount the Company had contributed to its health insurance plan on Executive's behalf, to help defray the cost of health insurance for the Executive (whether through COBRA coverage or through an individual or family health insurance policy purchased by Executive) for the Extended Payment Period.

         (d) Company Terminates Executive Without Cause; Approved Employment. If the Company terminates the Executive's employment by the Company without Cause and at any time during the Extended Payment Period Executive commences Approved Employment, Executive's salary and other benefits, including any contribution to the cost of health insurance, shall immediately cease as of the date Executive accepts such Approved Employment. Nothing in this paragraph or elsewhere in this Agreement shall limit in any way Executive's obligation under Section 7 of this Agreement to obtain the Company's prior written consent before accepting employment elsewhere during the term of this Agreement or the Extended Restriction Period. If, at any time during the Extended Restriction Period, Executive accepts Approved Employment but then terminates his Approved Employment, then the Company may elect to:


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         (1) pay the Executive his salary and health insurance benefits during the remainder of such Extended Payment Period, in which case the provisions of Section 6, 7, and 8 herein shall continue in full force and effect for the Extended Restriction Period; or

         (2) not pay the Executive during the Extended Payment Period, in which case the restrictions of Section 7 shall not apply, and Executive shall have the right to seek employment elsewhere; however, the provisions of
         Section 6 and 8 shall continue in full force and effect for the Extended Restriction Period.

         (e) Executive's Resignation Without Approved Employment. If the Executive resigns from his employment with the Company, and at any time during the Extended Payment Period has not accepted Approved Employment, then the Company may elect to:

         (1) pay the Executive his salary and health insurance benefits during the remainder of such Extended Payment Period, in which case the provisions of Section 6, 7, and 8 herein shall continue in full force and effect for the Extended Restriction Period; or

         (2) not pay the Executive during the Extended Payment Period, in which case the restrictions of Section 7 shall not apply, and Executive shall have the right to seek employment elsewhere; however, the provisions of
         Section 6 and 8 shall continue in full force and effect for the Extended Restriction Period.

                  (f) Executive's Resignation With Approved Employment. If the Executive resigns from his employment with the Company, but takes Approved Employment, Executive's salary and other benefits, including any contribution to the cost of health insurance, shall immediately cease as of the date Executive accepts such Approved Employment. Nothing in this paragraph or elsewhere in this Agreement shall limit in any way Executive's obligation under Section 7 of this Agreement to obtain the Company's prior written consent before accepting employment elsewhere during the term of this Agreement or the Extended Restriction Period. If, at any time during the Extended Restriction Period, Executive accepts Approved Employment but then terminates his Approved Employment, then the Company may elect to:

         (1) pay the Executive his salary and health insurance benefits during the remainder of such Extended Payment Period, in which case the provisions of Section 6, 7, and 8 herein shall continue in full force and effect for the Extended Restriction Period; or

         (2) not pay the Executive during the Extended Payment Period, in which case the restrictions of Section 7 shall not apply, and Executive shall have the right to seek employment elsewhere; however, the provisions of
         Section 6 and 8 shall continue in full force and effect for the Extended Restriction Period.

         10. Injunctive Relief. Executive understands and agrees that, to enforce the covenants of Sections 6, 7, 8 and 9 of this Agreement, injunctive relief, in addition to the other remedies available at law or in equity, is necessary since the monetary damage to the Company and the Stores may be difficult or impossible to determine. However, monetary damages are not precluded as a remedy by the terms hereof.


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         11.      Waiver of Breach. Any waiver by the Company of a breach of any provision hereof shall not operate as or constitute a waiver of any of the terms hereof with regard to any subsequent breach.

         12. Assignment. Neither this Agreement nor any rights or obligations hereunder may be assigned except by the Company to a business entity which is a successor to the Company by merger, stock exchange, consolidation, or other reorganization, or to an entity which results from a purchase or sale or other transfer or transaction involving third parties, or except to an entity owned or controlled by the principals of the Company. This Agreement (and all rights and benefits hereunder) is for Executive's personal services and is, therefore, not assignable by Executive.

         13. Entire Agreement; Modification. This Agreement is the entire agreement of the parties with regard to Executive's employment and all other agreements and understandings, whether written or oral, if prior hereto, are merged herein so that the provisions of any prior agreement(s) are void and of no further force and effect. This Agreement may not be modified except by a writing signed by both parties.

         14. Applicable Law; Venue. This Agreement shall be construed in accordance with the laws of the State of Tennessee, even if Employee executed this Agreement outside Tennessee or Madison County, Tennessee, and even if some or all of Executive's services are to be rendered outside Tennessee. All legal disputes between the parties shall have a venue in the courts of Madison County, Tennessee.

         15. Notices. All notices required or permitted under this Agreement shall be in writing and effective upon mailing, postage prepaid, by certified mail, return receipt requested, to the addresses indicated herein, or as from time to time modified by notice:

                  EXECUTIVE:
                  Chris LaFont
                  797 Grayson Lane
                  Jackson, TN  38305

                  COMPANY:
                  Kirkland's, Inc.
                  ATTN:  General Counsel
                  805 North Parkway
                  Jackson, TN  38305

         16. Provisions Severable. Any provision hereof adjudged void or voidable by a court of competent jurisdiction shall be deemed severable such that the remaining provisions are in full force and effect. To the extent that any provision hereof is adjudged to be overly broad, then such provision shall be deemed automatically replaced by a similar provision as near to the original provision as possible but still enforceable.


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         17.      Parties Bound. This Agreement shall bind the parties'
respective heirs, legal representatives, successors and assigns.

         18. Effective Date. The Effective Date hereof for all purposes shall be February 6, 2003.

         19. Vesting of Options. Upon execution of this Agreement, the Company agrees to enter into an amendment of the Stock Option Agreement with Executive to change the vesting schedule of the option previously awarded to Executive on November 27, 2001, for the purchase of 27,491 shares of common stock of the Company, so that such option shall vest for one-third of such stock on the first anniversary of the grant date and the option shall vest for 8.33% of such stock on the last day of each of the eight calendar quarters beginning after the first anniversary of the grant date.


         EXECUTED by the parties as provided below.

EXECUTIVE:                                  COMPANY:
                                            KIRKLAND'S, INC.


/s/ Chris LaFont                             By:  /s/  Robert E. Alderson
------------------------                        --------------------------------
Chris LaFont                                    (Title) Pres/CEO
                                                       -------------------------


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